Exhibit 10.7

Exclusive Technology Consulting and Service Agreement

This Exclusive Technology Consulting and Service Agreement (this “Agreement”) is made on December 4, 2017 in Beijing by and between:

1.

Meili Auto (Beijing) Internet Technology Co., Ltd. with a registered address at Room 2003, Floor 20, Building 11, Wangjing Dongyuan Fourth Area, Chaoyang District, Beijing, P.R.C (hereinafter referred to as “Sole Corporation”); and

2.

Beijing Feima Changyou Information Technology Co., Ltd. with a registered address at Room 322-10, Floor 3, Building 6 (North), Courtyard 1, Shuangqing Road, Haidian District, Beijing, P.R.C (hereinafter referred to as “Domestically-funded Company”).

WHEREAS:

(1)

The Sole Corporation is a wholly foreign-owned enterprise established in the People’s Republic of China (hereinafter referred to as “China”), which has the resources and qualifications for technical consulting and services;

(2)	The Domestically-funded Company is a domestically-invested limited liability company registered in China;

(3)	The Sole Corporation agrees to provide technical consulting and related services to the Domestically-funded Company, and the Domestically-funded Company agrees to accept the same.

NOW, THEREFORE, the parties hereto, upon agreement reached through consultation, agree as follows:

1.	Technical Consulting and Services; Exclusive Rights and Interests

1.1.

During the term of this Agreement, the Sole Corporation agrees to serve as the technical consulting and service provider for the Domestically-funded Company to provide the technical consulting and services related to Internet information technology services (hereinafter referred to as “Target Business”) to the Domestically-funded Company according to the conditions of this Agreement (see Annex 1 for details).

1.2.

The Domestically-funded Company agrees to accept the technical consulting and services provided by the Sole Corporation. The Domestically-funded Company further agrees that during the term of this Agreement, the Domestically-funded Company shall not accept the same or similar technical consulting and services provided by any third party for the Target Business, unless the prior written consent of the Sole Corporation is obtained.

2.	Calculation and Payment of Technical Consulting and Service Fee (hereinafter referred to as “Consulting Service Fee”)

The parties hereto agree that the Consulting Service Fee hereunder shall be determined and paid in the manner listed in Annex 2 hereto.

3.	Responsibilities of Both Parties

3.1.	Responsibilities of the Sole Corporation. In addition to the responsibilities stipulated in other terms of this Agreement, the Sole Corporation shall also bear the following responsibilities:

(a)

to provide support services to the Domestically-funded Company in an effective manner and to promptly and seriously respond to the requests for giving advices and assistance from the Domestically-funded Company;

(b)	to assisting the Domestically-funded Company in preparing the business plans related to the Target Business;

(c)	to assisting the Domestically-funded Company in planning, designing, developing and carrying out the Target Business;

(d)	to provide competent service personnel for the Domestically-funded Company to carry out the services hereunder; and

(e)	to strictly perform the Sole Corporation’s obligations under this Agreement and any other relevant contracts to which the Sole Corporation is a party.

3.2.

Responsibilities of the Domestically-funded Company. In addition to the responsibilities stipulated in other terms of this Agreement, the Domestically-funded Company shall also bear the following responsibilities:

(a)	to pay the Consulting Service Fee to the Sole Corporation on time according to the method listed in Annex 2 hereto;

(b)	do not accept the same or similar support services provided by any third party without the prior written consent of the Sole Corporation;

(c)	to accept all support services provided by the Sole Corporation and all reasonable opinions related to the support services;

(d)	to prepare business plans with the assistance of the Sole Corporation;

(e)	to plan, design, develop, establish and carry out the Target Business with the assistance of the Sole Corporation;

(f)

to provide the Sole Corporation with any technology or other materials that the Sole Corporation deems necessary or useful for providing the services hereunder, and to allow the Sole Corporation to enter the relevant facilities that the Sole Corporation deems necessary or useful for providing the services hereunder;

(g)	to establish and maintain an independent bookkeeping unit for the Target Business;

(h)

to operate and carry out the Target Business and other businesses of the Domestically-funded Company in strict accordance with the business plans and the joint decisions of the Sole Corporation and the Domestically-funded Company;

(i)

if the Domestically-funded Company intends to sign a major contract with any third party, it shall obtain the written consent of the Sole Corporation before signing the contract. “Major Contract” refers to any written or oral contract, agreement, covenant or commitment entered into with any third party for cooperation, transfer of equities, financing or any other matters that may affect the interests of the Sole Corporation hereunder or may cause the Sole Corporation to make any decision to change or terminate this Agreement in advance;

(j)	to provide and manage the Target Business in an effective, prudent and legal manner in order to obtain the maximum benefits;

(k)	to provide assistance and full cooperation to the Sole Corporation in all matters necessary for the Sole Corporation to effectively perform its duties and obligations hereunder;

(l)

to report to the Sole Corporation all contacts with the relevant industrial and commercial administrations, and to promptly provide the Sole Corporation with the copies of all documents, licenses, consents and authorizations obtained from the relevant industrial and commercial administrations;

(m)

to assist the Sole Corporation in developing, establishing and maintaining the relationships with other relevant departments, agencies and other entities of the Chinese government and the provincial and local governments and to assist the Sole Corporation in obtaining all permits, licenses, consents and authorizations required for the above work in order to provide the services hereunder;

(n)	to assist the Sole Corporation in handling the duty-free import formalities for all assets, materials and supplies required by the Sole Corporation to provide services;

(o)	to assist the Sole Corporation to purchase the equipment, materials, supplies, labor services and other services that meet the requirements of the Sole Corporation in China at competitive prices;

(p)	to operate in accordance with all relevant Chinese laws and regulations and to go through all necessary procedures related to operation;

(q)	to provide the Sole Corporation with photocopies of relevant Chinese laws, regulations, decrees and provisions and other relevant materials required by the Sole Corporation;

(r)	to strictly perform its obligations under this Agreement and any other relevant contracts to which Domestically-funded Company is a party.

4.	Representations and Warranties

4.1.	The Sole Corporation hereby represents and warrants as follows:

(a)	the Sole Corporation is a company legally established and validly existing in accordance with the laws of China.

(b)

the Sole Corporation will sign and perform this Agreement within its corporate power and business scope, and has taken necessary corporate actions and appropriate authorizations and obtained the consents and approvals of the third parties and government departments; and its signing and performance of this Agreement will not violate the restrictions of laws and contracts that are binding on or affect the Sole Corporation;

(c)

once this Agreement is signed, this Agreement will constitute lawful, effective and binding obligations of the Sole Corporation, and such obligations can be enforced against the Sole Corporation according to the terms of this Agreement.

4.2.	The Domestically-funded Company hereby represents and warrants as follows:

(a)	the Domestically-funded Company is a company legally established and validly existing in accordance with the laws of China.

(b)

the Domestically-funded Company will sign and perform this Agreement within its corporate power and business scope, and has taken necessary corporate actions and appropriate authorizations and obtained the consents and approvals of the third parties and government departments; and its signing and performance of this Agreement will not violate the restrictions of laws and contracts that are binding on or affect the Domestically-funded Company;

(c)

once this Agreement is signed, this Agreement will constitute lawful, effective and binding obligations of the Domestically-funded Company, and such obligations can be enforced against the Domestically-funded Company according to the terms of this Agreement.

5.	Confidentiality

5.1.

The Domestically-funded Company agrees to use its best endeavors to take the reasonable confidential measures to keep confidential the confidential data and information known to or accessed by it as a result of receiving the exclusive consulting and services of the Sole Corporation (hereinafter referred to as “Confidential Information”). The Domestically-funded Company may not disclose, give or transfer such Confidential Information to any third party without the prior written consent of the Sole Corporation. Once this Agreement is terminated, the Domestically-funded Company shall return to the Sole Corporation or destroy any documents, materials or software containing the Confidential Information as required by the Sole Corporation, delete the Confidential Information from any relevant memory devices, and may not continue to use the Confidential Information.

5.2.	The parties hereto agree that this Article 5 shall continue to be valid and effect, regardless of whether this Agreement is changed, rescinded or terminated.

6.	Liabilities for Default and Indemnification

6.1.

Liabilities for Default. The parties hereto agree and acknowledge that if either party hereto (“Defaulting Party”) materially violates any provision of this Agreement or materially fails to perform or delays in performing any of its obligations hereunder, the Defaulting Party shall be deemed to have committed a default hereunder (“Default”), and the party hereto that does not violates this Agreement (“Non-defaulting Party”) shall have the right to request the Defaulting Party to correct the Default or take remedial measures within the reasonable period. If the Defaulting Party still fails to correct the Default or take remedial measures within the reasonable period or within ten (10) days after the Non-defaulting Party notifies in writing the Defaulting Party of the Default, requesting the Defaulting Party to correct the Default, the Non-defaulting Party shall have the right to demand damages from the Defaulting party.

6.2.

Indemnification. The Domestically-funded Company shall fully indemnify the Sole Corporation from and against any losses, damage, obligations and/or expenses arising from any suits, claims or other requests asserted against the Sole Corporation to the extent that such suits, claims or requests incur as a result of or arise out of the contents of the consulting and services required by the Domestically-funded Company, and hold harmless the Sole Corporation from and against any damage or losses caused to the Sole Corporation due to the acts of the Domestically-funded Company or any third party’s request due to the acts of the Domestically-funded Company.

7.	Intellectual Property Rights

7.1.

Right to Creation. The Sole Corporation will have the exclusive rights and interests to and in any rights and interests arising from the performance of this Agreement, including but not limited to ownerships, copyrights, patent rights and other intellectual property rights, and technical secrets, trade secrets and other rights, whether developed by the Sole Corporation or by the Domestically-funded Company based on the original intellectual property rights of the Sole Corporation. The Domestically-funded Company shall sign all documents and take all actions required to make the Sole Corporation to become the owner of such intellectual property rights. The Domestically-funded Company shall not question the ownership of all such intellectual property rights by the Sole Corporation. If the Domestically-funded Company applies for registration of or otherwise obtains any such intellectual property rights, it must obtain the prior written consent of the Sole Corporation.

7.2.

License of Right. The Sole Corporation may grant to the Domestically-funded Company a non-exclusive license to use the intellectual property rights described in Article 7.1. Such license shall be specifically stipulated in a separate agreement to be entered into by the parties hereto. The Domestically-funded Company shall not transfer or sublicense the intellectual property license granted by the Sole Corporation to the Domestically-funded Company to any third party without the prior written consent of the Sole Corporation.

8.	Taking Effect and Term

8.1.	This Agreement shall take effect on the date when the parties hereto affix their signatures hereon.

8.2.

This Agreement shall be valid for ten (10) years and the Sole Corporation may decide whether to extend the term of this Agreement. The extended term shall be decided by the Sole Corporation, and the Domestically-funded Company shall accept the same unconditionally.

9.	Termination

9.1.

Circumstances of Termination. The Sole Corporation shall always have the right to terminate this Agreement at any time by giving 30 days’ written notice to the other party, and the other party has no right to terminate this Agreement.

9.2.	Rescission and Modification. The Sole Corporation shall always have the right to rescind or modify this Agreement at any time.

9.3.	Clauses upon Termination. The rights and obligations of the parties under Article 5 and Article 6 shall survive after the termination of this Agreement.

10.	Applicable Law and Dispute Resolution

10.1.	Applicable Law. The formation, validity, interpretation and performance of this Agreement and the settlement of disputes hereunder shall be governed by the laws of China.

10.2.

Dispute Resolution. Any dispute arising from the interpretation and performance of this Agreement shall be settled by the parties hereto through friendly consultation. If such disputes cannot be settled within thirty (30) days after either party hereto sends a written notice to the other party hereto requesting a negotiated settlement, either party hereto may submit the dispute to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its arbitration rules in effect at that time. The place of arbitration shall be Beijing. The arbitration award shall be final and binding on the parties hereto.

11.	Change in Laws

After this Agreement comes into effect, if any legislative or administrative authorities of the central or local governments of China modify the provisions of any laws, regulations, rules or other normative documents of the central or local governments of China, including amending, supplementing or repealing or interpreting the existing laws, regulations, rules or other normative documents, or promulgating implementation measures or detailed rules (collectively, the “Amendments”), or promulgating new laws, regulations, rules or other normative documents (collectively, the “New Regulations”), the following shall apply as follows:

11.1.

If the Amendments or the New Regulations are more beneficial to either party hereto than the relevant laws, regulations, rules or other normative documents valid on the effective date of this Agreement (and the other party hereto will not be seriously and adversely affected by the Amendments or the New Regulations), the parties hereto shall apply to the relevant agencies (if necessary) in a timely manner to obtain the benefits generated from the Amendments or the New Regulations. The parties hereto shall use their best efforts to cause the above application to be approved.

11.2.

If the economic interests of the Sole Corporation hereunder are seriously and adversely affected due to the Amendments or the New Regulations, whether directly or indirectly, and the parties hereto cannot solve such adverse effects on the economic interests of the Sole Corporation according to the provisions of this Agreement, after the Sole Corporation notifies the Domestically-funded Company, the parties hereto shall promptly negotiate and make all necessary amendments to this Agreement to protect the economic interests of the Sole Corporation hereunder to the maximum extent.

12.	Force Majeure

12.1.

“Force Majeure Event” refers to events which are beyond the reasonable control of either party hereto and which still is unavoidable under the reasonable attention of the affected party, including but not limited to natural disasters, wars, riots, etc., provided that the insufficiency of the credit, funds or financing shall not be deemed as matters beyond the reasonable control of either party hereto. If the performance of this Agreement is delayed or obstructed due to any force majeure event, the party affected by the force majeure will not need to bear any liability hereunder only with respect to the part of the delayed or obstructed performance of this Agreement. The party affected by the force majeure event and seeking exemption from the performance responsibilities under this Agreement or any provisions hereof shall, as soon as possible, notify the other party hereto of such exemption, and inform the other party of the necessary steps for the completion of performance.

12.2.

The party affected by the force majeure event does not need to bear any responsibilities under this Agreement for the above delay or obstruction, provided that only if the affected party uses its reasonable and feasible efforts to perform this Agreement, the party seeking exemption from the performance responsibilities under this Agreement can obtain exemption from the performance responsibility, and the exemption from the performance responsibility is only limited to the part of the delayed or obstructed performance. Once the reasons for the above exemption are corrected and remedied, the parties hereto agree to use their best efforts to resume the performance under this Agreement.

13.	Miscellaneous

13.1.

Notice. Notices under this Agreement shall be sent by personal delivery, fax or registered mail. If a notice is sent by registered, the receipt date recorded on the return receipt of the registered mail shall be the delivery date, and if a notice is sent by personal delivery or fax, the sending date shall be the delivery date. If a notice is sent by fax, the original notice shall be sent by registered mail or personal delivery immediately after sending.

13.2.

Further Warranties. The parties hereto agree to promptly sign such documents and take such further actions as are reasonably necessary for the implementation of the provisions and purposes of this Agreement.

13.3.

Entire Agreement. Except for the written amendments, supplements or modifications to and of this Agreement made after the execution of this Agreement, this Agreement shall constitute the entire agreement between the parties hereto with respect to the subject matter set forth herein and supersede all previous oral and written negotiations, statements and contracts between the parties hereto relating to such subject matter.

13.4.	Headings. Headings of this Agreement are for convenience of reading only and shall not be used to interpret, explain or otherwise affect the meanings of the provisions of this Agreement.

13.5.	Taxes and Fees. Each party hereto shall bear its own taxes and fees incurred due to the signing and performance of this Agreement.

13.6.

Transfer. The Domestically-funded Company shall not transfer all of its rights and obligations hereunder to any third party, unless it obtains the prior written consent of the Sole Corporation. The Sole Corporation may transfer any rights and/or obligations hereunder to any third party without the consent of the Domestically-funded Company.

13.7.

Severability. If any provision under this Agreement is invalid or unenforceable due to inconsistency with relevant laws, such provision shall be invalid or unenforceable only within the jurisdiction of the relevant laws and shall not affect the legal effect of the remaining provisions of this Agreement.

13.8.

Waiver. Either party hereto may waive the terms and conditions of this Agreement. However, such waiver shall not be effective unless made in writing and signed by the parties hereto. Any waiver by either party hereto of the default of the other party hereto under certain circumstance shall not be deemed as a waiver by such either party of the similar default of such other party under other circumstances.

13.9.

Amendment and Supplement. Any amendment and supplement to this Agreement shall be made in writing by the parties hereto. The amendments and supplements to this Agreement, which is duly signed by the parties hereto, shall constitute an integral part of this Agreement.

13.10.	Counterparts. This Agreement shall be written in Chinese and made in two originals, with the Sole Corporation and the Domestically-funded Company holding one original respectively.

IN FAITH AND TESTIMONY WHEREOF, the parties hereto have caused their duly authorized representatives to sign this Agreement as of the date written above.

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Signature page (having no main body)

Sole Corporation: Meili Auto (Beijing) Internet Technology Co., Ltd.

Signature: [Seal]

Name

Title:

Domestically-funded Company: Beijing Feima Changyou Information Technology Co., Ltd.

Signature: [Seal]

Name:

Title:

Signature Page of Exclusive Technical Consulting and Service Agreement

Annex 1: List of the Contents of the Technical Consulting and Services

The Sole Corporation will provide the following technical consulting and services to the Domestically-funded Company:

(1)

To research and develop the necessary relevant technologies for the businesses of the Domestically-funded Company, including the development, design, production of the database software, user interface software and other related technologies for the relevant business information and licensing the same to the Domestically-funded Company;

(2)

To provide the relevant technical application and implementation for the business operation of the Domestically-funded Company, including but not limited to the overall system design scheme, system installation and commissioning and system trial operation;

(3)

To be responsible for the daily maintenance, monitoring, debugging and troubleshooting of the computers and network hardware and software equipment (including information database) of the Domestically-funded Company, including timely inputting the user information into the database, or timely updating the database and regularly updating the user interface according to other business information provided by the Domestically-funded Company at any time, and providing other relevant technical services;

(4)

To provide consultancy services for the procurement of the relevant equipment and software and hardware systems needed by the Domestically-funded Company to carry out network operation, including but not limited to providing consultancy suggestions on the selection, system installation and debugging of various tool software, application software and technical platforms, and the selection, model and performance of various hardware facilities and equipment matching with the above tool software, application software and technical platforms;

(5)

To provide appropriate training and technical support and assistance to the employees of the Domestically-funded Company, including but not limited to: providing appropriate training to the Domestically-funded Company and its employees (including customer service or technical and other training); introducing the knowledge and experience on the system and equipment installation and operation to the Domestically-funded Company and its employees, and assisting the Domestically-funded Company in solving the problems that occur at any time during system and equipment installation and operation; providing the consulting and suggestions on other online editing platforms and software applications to the Domestically-funded Company, and assisting the Domestically-funded Company in preparing and collecting various types of information contents;

(6)	To provide technical advices and technical solutions to the technical questions raised by the Domestically-funded Company about its network equipment, technical products and software;

(7)	To provide other technical services and consulting as required by the operation of the Domestically-funded Company.

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Annex 2: Calculation and Payment Method of Technical Consulting and Service Fees

1.	The amount of the service fee shall be determined according to the following factors:

(1)	the technical difficulty and the complexity of consulting and management services;

(2)	the time required for the Sole Corporation to provide such technical consulting and management services; and

(3)	the specific contents and commercial value of technical consulting and management services.

2.

The Sole Corporation shall issue quarterly bills to the Domestically-funded Company according to the workload and commercial value of the technical services it provides to the Domestically-funded Company. The bill amount shall be the total net profit of the Domestically-funded Company in the current quarter after deducting necessary expenses. The Domestically-funded Company shall pay to the Sole Corporation the corresponding Consulting Service Fee according to the bill amount. The Domestically-funded Company shall pay the bill amount to the Sole Corporation within 30 days after the bill is issued. The Sole Corporation shall have the right to adjust the standard of the Consulting Service Fee at any time according to the quantity and contents of the consulting services it provides to the Domestically-funded Company. The adjustment of the aforesaid Consulting Service Fee shall be approved by the Sole Corporation.

3.

The Domestically-funded Company shall establish and implement accounting systems and prepare financial statements in accordance with the relevant Chinese laws, regulations, accounting systems and accounting standards. If required by the Sole Corporation, the Domestically-funded Company shall prepare separate financial statements in accordance with American accounting standards or other accounting standards otherwise required by the Sole Corporation. The Domestically-funded Company shall provide the Sole Corporation with the financial statements, operating records, business contracts and financial data of the Domestically-funded Company as well as other reports required by the Sole Corporation within 15 days after the end of each Gregorian calendar month, so that the Sole Corporation can, according to the aforesaid provisions, calculate the amount of the service fee payable by the Domestically-funded Company to the Sole Corporation. The Sole Corporation shall have the right to audit all financial statements and other relevant information of the Domestically-funded Company within any working hours, provided that the Sole Corporation shall notify the Domestically-funded Company in advance within a reasonable time. If the Sole Corporation questions the financial information provided by the Domestically-funded Company, it may appoint an independent accountant with good reputation to audit the relevant information, and the Domestically-funded Company shall give cooperation.

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